Exhibit 99.2

GT Advanced Technologies

Frequently Asked Questions Regarding Recent Industry Developments

September 19, 2011

In response to recent investor questions regarding developments in the solar and LED industries, GT Advanced Technologies has published the following set of questions and answers.

Does GT Advanced Technologies have any exposure to Jinko Solar in its backlog?

No, Jinko Solar is not in GT’s current order backlog. All orders that Jinko Solar has placed with GT for its PV DSS furnaces have been delivered on and all payments have been received.

Is GT equipment in the Jinko Solar cell facility that was reported to be closed?

No, there is no GT equipment at this site. It is important to note that this is a cell facility not a wafer facility.

Does GT expect that developments with the Jinko facility shutdown could impact the rest of GT’s backlog?

At this time GT does not expect that this will impact its PV backlog.

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Is GCL-Poly a sapphire equipment customer?

No.

Does GT have any backlog exposure to GCL’s sapphire business?

No. GCL-Poly is not a sapphire customer for GT.